UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 24, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38824 (Commission file number)	82-1476189 (I.R.S. employer identification number)

19951 Mariner Avenue, Torrance, California 90503
(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2023, Canoo Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to Paragraph A of Article IV of the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s number of shares of authorized common stock, par value $0.0001 per share, from 500,000,000 shares to 1,000,000,000 shares and the corresponding increase in the total number of authorized share of capital stock the Company may issue from 510,000,000 to 1,010,000,000 shares (the “Authorized Shares Amendment”).

On January 25, 2023, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State implementing the Authorized Shares Amendment. The Certificate of Amendment implementing the Authorized Shares Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

To the extent applicable, the contents of Item 5.07 below are incorporated into this Item 5.03 by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 24, 2023, the Company held the Special Meeting at 8:30 a.m. Central Time. At the close of business on December 1, 2022, the record date of the Special Meeting, the Company had 345,016,538 shares of common stock outstanding. The holders of 209,303,732 shares of the Company’s common stock were present at the Special Meeting, either online or by proxy, which constituted a quorum for the purpose of conducting business at the Special Meeting.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in the Company’s definitive proxy statement, dated December 7, 2022, as supplemented by a supplement dated January 13, 2023, filed by the Company with the Securities and Exchange Commission.

Proposal No. 1:

The Company’s stockholders approved, pursuant to Nasdaq Marketplace Rules (“Nasdaq Rules”) 5635(b) and 5635(d), the potential issuance of shares of the Company’s common stock upon the exercise of certain warrants in excess of 20% of the number of shares outstanding on July 11, 2022, under the Warrant Issuance Agreement with Walmart Inc., which was referred to as the Walmart Share Issuance Proposal.

Votes For	Votes Against	Abstentions
147,041,816	4,043,282	349,730

Proposal No. 2:

The Company’s stockholders approved, pursuant to Nasdaq Rule 5635(d), the issuance of shares of the Company’s common stock in excess of 20% of the number of shares outstanding on May 10, 2022, pursuant to the Pre-Paid Advance Agreement with YA II PN, LTD, which was referred to as the Yorkville Share Issuance Proposal.

Votes For	Votes Against	Abstentions
145,098,694	5,895,760	440,374

Proposal No. 3:

The Company’s stockholders approved an amendment to the Pre-Paid Advance Agreement with YA II PN, LTD to lower the minimum price at which shares may be sold by us from $1.00 per share to $0.50 per share, which was referred to as the Yorkville Floor Price Proposal.

Votes For	Votes Against	Abstentions
144,985,528	6,020,516	428,784

Proposal No. 4:

The Company’s stockholders approved the Authorized Shares Amendment, which was referred to as the Share Authorization Proposal.

Votes For	Votes Against	Abstentions
199,683,040	8,780,556	840,136

Proposal No. 5:

The Company’s stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at the Special Meeting, which was referred to as the Adjournment Proposal.

Votes For	Votes Against	Abstentions
199,677,062	8,620,197	1,006,473

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment, dated January 25, 2023, to the Second Amended and Restated Certificate of Incorporation of Canoo Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary